SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                      [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, for  Use  of the
[X]  Definitive Proxy Statement                   Commission  Only (as permitted
[ ]  Definitive Additional Materials              Rule 14a-11(c) or Rule 14a-12

                              THE MONTGOMERY FUNDS
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transactions applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2) Form, Schedule or Registration Statement No.: Schedule 14A; 33-34841; 811-6011

         (3)      Filing party: Registrant

         (4)      Date filed: January 28, 2000

                              THE MONTGOMERY FUNDS
                              101 California Street
                         San Francisco, California 94111
                              (800) 572-FUND [3863]

                          Notice dated February 4, 2000

                            Montgomery Select 50 Fund



Notice of Special Meeting of Shareholders



         A Special Meeting of Shareholders of the Montgomery Select 50 Fund (the "Fund"), a series of The Montgomery Funds, a Massachusetts business trust, will be held at the offices of The Montgomery Funds (the "Trust"), 101 California Street, 35th Floor, San Francisco, California 94111 on March 15, 2000 at 10:00 a.m. (local time) for the following purposes:

1. To approve a change in the investment objective of the Montgomery Select 50 Fund, which now seeks long-term capital appreciation by investing in a portfolio of 50 securities with approximately equal weighting in five different investment disciplines to instead seek long-term capital appreciation by investing in a concentrated portfolio of 20 to 30, but not fewer than 20, securities of companies located throughout the world, including those in the United States, developed international markets and developing markets.


2. To approve a change of the Fund's sub-classification under the Investment Company Act of 1940, as amended, from a diversified investment company to a non-diversified investment company, and approve the elimination of the Fund's corresponding investment restriction regarding diversification.

3. To transact such other business as may properly come before the Meeting, or any adjournments thereto.



         Shareholders of record at the close of business on January 31, 2000 are entitled to notice of, and to vote at, the Meeting. Montgomery Asset Management, LLC has agreed to pay all expenses associated with this proxy statement.


/s/   Keith T. Kirk
----------------------------------
Keith T. Kirk, Assistant Secretary
The Montgomery Funds

                              THE MONTGOMERY FUNDS

                                 Proxy Statement
                      For a Special Meeting of Shareholders
                         To Be Held on February 29, 2000

                            Montgomery Select 50 Fund

Introduction



         This proxy statement is solicited by the Board of Trustees (the "Board") of The Montgomery Funds (the "Trust") for voting at the special meeting of shareholders of the Montgomery Select 50 Fund (the "Fund"), a series of the Trust, to be held at 10:00 a.m. (local time) on March 15, 2000, at 101 California Street, 35th Floor, San Francisco, California 94111, and at any and all adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement was first mailed to shareholders on or about February 4, 2000.



         Each share of the Fund is entitled to one vote on each Proposal and on each other matter that it is entitled to vote upon at the Meeting. Each valid proxy that we receive will be voted in accordance with your instructions, and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, that proxy will be voted FOR Proposal 1 and FOR Proposal 2. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust or by voting in person at the Meeting.

         The presence in person or by proxy of shareholders entitled to cast 40% of the votes eligible to be cast at the Shareholder Meeting will constitute a quorum for the conduct of business. When a quorum is present, approval of each Proposal will require the affirmative vote of the lesser of (i) 67% of the shares represented at the Meeting if more than 50% of the outstanding shares is represented, or (ii) shares representing more than 50% of the Fund's outstanding shares. The Shareholder Meeting may be adjourned from time to time by a majority of the votes properly voting on the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. The persons named in the proxy will vote those shares that they are entitled to vote in favor of adjournment if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal. If the adjournment requires setting a new record date or the adjournment is for more than 60 days from the date set for the original meeting (in which case the Board of Trustees will set a new record date), the Trust will give notice of the adjourned meeting to the shareholders. Business may be conducted once a quorum is present and may continue until adjournment of the meeting.

         Proxies may be voted by mail or electronically by internet or telephone. If voted electronically, the Fund or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote cast. Each shareholder who casts an electronic vote also will be able to validate that his or her vote was received correctly.

         All proxies voted, including abstentions and broker non-votes (where the underlying holder has not voted and the broker does not have discretionary authority to vote the shares), will be counted toward establishing a quorum. Approval of each Proposal will occur only if a sufficient number of votes at the Meeting are cast for that proposal. Abstentions do not constitute a vote "for" and effectively result in a vote "against." However, while broker non-votes are considered "present," they are disregarded in calculating the percentage of votes cast in favor of or against a Proposal by those "voting securities present" when the voting requirement is based on achieving a percentage of the voting securities present in person or by proxy at the Meeting. In the case of the Proposals, which must be passed by the required percentage of outstanding shares, broker non-votes and abstentions effectively count as a vote against the Proposals.

The Board of Trustees of The Montgomery Funds recommends that you vote in favor of each Proposal.


         The Board of Trustees of The Montgomery Funds has fixed the close of business on January 31, 2000 as the record date (the "Record Date") for determining holders of the Fund's shares entitled to notice of and to vote at the Meeting. Each shareholder will be entitled to one vote for each share held. At the close of business on the Record Date, the following shares were outstanding:


Fund                                    Total Fund Shares Outstanding


Montgomery Select 50 Fund                        [5,786,199]


         The holders of 5% or more of the outstanding shares of the Fund on the Record Date are listed on Exhibit A to this Proxy Statement. Neither the officers nor the Trustees of The Montgomery Funds beneficially own any outstanding voting securities of the Fund as of the Record Date.


A.       BACKGROUND TO THE PROPOSALS


         The Fund currently invests in five different investment disciplines, with each portfolio management team from the Montgomery Growth, U.S. Emerging Growth, Equity Income, International Growth and Emerging Markets Funds selecting 10 stocks that they believe may offer the greatest capital appreciation potential from their respective areas of expertise. Effective immediately after the close of business on March 15, 2000, subject to shareholder approval before then, the Montgomery Equity Income Fund is expected to be reorganized into the Montgomery Balanced Fund by becoming an underlying fund. Therefore, U.S. equity income will no longer be among the investment disciplines in which the Fund invests.


         Montgomery Asset Management, LLC (the "Manager"), the investment adviser to the Fund, believes that the reorganization of the Equity Income Fund creates a unique opportunity for the Manager to change further the Fund's investment approach from one that invests in a portfolio of 50 securities with approximately equal weighting in five different investment disciplines to one that invests in a concentrated portfolio of 20 to 30, but not fewer than 20, securities worldwide.

         The Manager has advised the Board of Trustees that the proposed change in the Fund's investment approach would be in the best interests of shareholders, after taking into account the risks associated with investing in a more concentrated portfolio, because this investment approach would provide the Manager with the ability to maximize potential returns by investing a greater percentage of the Fund's assets in fewer stocks whose investment potentials are believed to be especially attractive.

         In connection with that proposed change, the Manager is also asking shareholders' approval to change the sub-classification of the Fund from a diversified mutual fund to a non-diversified mutual fund so that it can concentrate the Fund's investments in fewer stocks. Because Proposal 1 and Proposal 2 are interrelated, the Board of Trustees has determined that neither Proposal should be implemented (even if approved by Fund shareholders) until such time as both Proposals have been approved by shareholders.


         The Fund's current fundamental investment objective is to seek long-term capital appreciation by investing in a portfolio of 50 securities with approximately equal weighting in five different investment disciplines. In addition, the Fund is currently a diversified mutual fund, which means, with respect to 75% of its total assets, it cannot invest in the securities of any one issuer (other than the U.S. Government and its agencies and instrumentalities) if immediately after and as a result of such investment more than 5% of the total assets of the Fund would be invested in such issuer. Under the Investment Company Act of 1940, as amended (the "1940 Act"), neither the investment objective nor the diversification status can be changed without approval of a "majority" of the outstanding shares within the meaning of the 1940 Act. Therefore, in order for the Manager and the Trust to implement the proposed changes further described below, shareholders must approve both proposals.

B.       PROPOSAL 1:

         Proposal 1 is to approve a change in the investment objective of the Montgomery Select 50 Fund, which now seeks long-term capital appreciation by investing in a portfolio of 50 securities with approximately equal weighting in five different investment disciplines (each typically 20%), to instead seek long-term capital appreciation by investing in a concentrated portfolio of 20 to 30, but not fewer than 20, securities.


         Although the Manager will continue to invest in companies from the current investment disciplines, with the exception of U.S. equity income, selected by the Manager's International and Global Equity Team and the Manager's U.S. Growth Equity Team, this change in investment objective and approach will be accompanied by several changes in the Fund's principal investment strategies. No more than 40% of the Fund's assets, or two times the Fund's benchmark weight, whichever is greater, may be invested in any one country. Investments in companies based in the United States are not subject to that limit. No more than 30% of the Fund's assets may be invested in the stocks of companies based in the world's developing economies. Additionally, the Fund may concentrate up to 35% of its total assets in the stocks of communications companies worldwide, including companies involved in telecommunications, broadcasting, publishing and the Internet, among other industries.

         The current benchmarks of the Fund are the S&P 500 Index and the MSCI World Index. In connection with the change in the Fund's investment approach, the Fund's performance will be measured against only the MSCI World Index, which the Manager believes better represents the types of securities in which the Fund may invest, and the name of the Fund will be changed to "Montgomery Global 20 Portfolio."


         Before shareholders vote on the proposal, however, you should understand these changes result in additional risks for your investment. For example, even though the Fund currently invests a portion of its assets in emerging markets (typically 20%) and, therefore, is already exposed to the types of risks generally associated with investing in those markets, the Manager, under Proposal 1, could invest up to 30% of the Fund's assets in any one emerging markets country. Because the Fund may concentrate up to 35% of its assets in the global communications industry, its share value may be more volatile than that of more diversified funds, and may reflect trends in the global communications industry, which may be subject to greater changes in governmental policies and regulation than many other industries.


C.       PROPOSAL 2:

         Proposal 2 is to approve a change of the Fund's sub-classification under the 1940 Act from a diversified investment company to a non-diversified investment company, and to approve the elimination of the Fund's corresponding investment restriction regarding diversification.

         The Fund is currently a diversified mutual fund. This means, with respect to 75% of the Fund's total assets, it may not invest in the securities of any issuer (other than the U.S. Government and its agencies and instrumentalities) if immediately after and as a result of that investment more than 5% of the total assets of the Fund would be invested in such issuer. The remaining 25% of the Fund's total assets may be invested without being subject to that restriction. The Manager has proposed, and the Board has approved, a change in the Fund's sub-classification under Section 5(b) of the 1940 Act from "diversified" to "non-diversified" status and the elimination of the investment restriction described above. The Fund, however, intends to continue to comply with the diversification and other requirements of the Internal Revenue Code of 1986, as amended (the "Code"), that are applicable to regulated investment companies like the Fund so that it will not be subject to U.S. federal income taxes on its net investment income.

         The Manager believes that the requirements under the 1940 Act for diversified funds may, at times, negatively affect the Fund's ability to invest as high of a portion of the Fund's assets in suitable securities believed to be attractive investments. The Manager believes the change to non-diversified investment status would give the Fund the additional flexibility necessary to invest its assets given the proposed change in the Fund's investment objective. Accordingly, the Manager asks that shareholders approve the change of the Fund from a diversified to a non-diversified fund.

         Although the Fund would remain subject to the diversification standards imposed by the Code, a change in the Fund's classification to a non-diversified investment company would permit the Fund to concentrate its investments in fewer issuers than is presently the case. While greater concentration may prove beneficial when the issuers in which the Fund invests prove to be good investments, greater concentration in fewer issuers will also magnify negative performance by any one position. Furthermore, because the Fund would be able to invest a relatively higher percentage of its assets in the stocks of a limited number of issuers, it may be more susceptible to any single economic, political or regulatory event than it currently is as a diversified fund. You should consider the greater risk of investing in a non-diversified fund compared to more diversified mutual funds.

D.       EVALUATION BY THE BOARD OF TRUSTEES


         The Board of Trustees of the Trust met on November 16, 1999 to evaluate the two Proposals. After careful consideration, the Board decided to approve Proposals and authorized that both Proposals be submitted to shareholders for their approval. In approving the two Proposals, the Board determined, in their exercise of their business judgment and in light of their fiduciary duties as Trustees, that the Proposals would be beneficial to shareholders, after taking into account the increased risks associated with investing in a more concentrated portfolio.


         Among the Board's considerations in deciding to approve the Proposals were the following:

         * U.S. equity income will no longer be an investment discipline in which the Fund may invest.

         * The revised investment objective better complements the Manager's experience in global investing and preferred style of designing concentrated portfolios.

         * The absence of any fee increase or other adverse change in the management of the Fund.

         * The Manager will absorb the costs of the proposed changes, including the preparation and distribution of proxy materials.

The Board of Trustees unanimously recommends that shareholders vote "FOR" each of Proposal 1 and Proposal 2.

E.       OTHER MATTERS TO COME BEFORE THE MEETING

         The Trust knows of no other matters that are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

F.       SHAREHOLDER PROPOSALS

         The Meeting is a special meeting of shareholders. The Fund is not required to, nor does it intend to, hold regular meetings of its shareholders. If such a meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Trust.

G.       OTHER INFORMATION


         Montgomery Asset Management, LLC is located at 101 California Street, San Francisco, California 94111. Funds Distributor, Inc., 60 State Street, Boston, Massachusetts 02109, distributes the Fund. DST Systems, Inc., 333 West 11th Street, Kansas City, Missouri 64105 is the Fund's Master Transfer Agent and Paying Agent.


         You can find more information about The Montgomery Funds' investment policies in the Prospectus and Statement of Additional Information (SAI), which are available free of charge.

         To request a free copy of the Prospectus or SAI, call us at (800) 572-FUND [3863]. You can review and copy further information about The
Montgomery Funds, including the Prospectus or SAI, at the Securities and Exchange Commission's (SEC's) Public Reference Room in Washington, D.C. To obtain information on the operation of the Public Reference Room please call
(202) 942-8090. Reports and other information about The Montgomery Funds are available at the SEC's Web site at www.sec.gov. You can also obtain copies of this information, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C., 20549-6009 or by e-mailing the SEC at publicinfo@sec.gov.

         You can find further information about The Montgomery Funds in our annual and semiannual shareholder reports, which discuss the market conditions and investment strategies that significantly affected the Fund's performance during its most recent fiscal period. To request a copy of the most recent annual or semiannual report, please call us at (800) 572-FUND [3863].



--------------------------------------------------------------------------------
Please complete, sign and return this proxy promptly. No postage is required if mailed in the United States. You also may vote by Internet at www.proxyvote.com (just follow the simple instructions once you have logged in) and by telephone by calling (800) 609-6903).
--------------------------------------------------------------------------------


By order of the Board of Trustees,

/s/ Keith T. Kirk
----------------------------------
Keith T. Kirk, Assistant Secretary
The Montgomery Funds

                                    EXHIBIT A

LIST OF FIVE PERCENT SHAREHOLDERS

         As of January 31, 2000, the following persons owned of record 5% or more of the shares of the Fund:


                                                                   Percentage
Name                                                Shares          Ownership
----                                                ------          ---------


Charles Schwab & Co., Inc.                       [1,582,786]         [27.35%]
101 Montgomery Street
San Francisco, California 94104-4122



National Financial Services Corp.                  [417,907]          [7.74%]
For the Exclusive Benefit of Our Customers
Attn Mutual Funds
P.O. Box 3730
Church Street Station
New York, New York 10008-1730

                                                                      APPENDIX A

                                  FORM OF PROXY

[Shareholder Name]
[Title (if applicable)]
[Address]
[Address]
[Fund Name]
[Shares Held]
                              THE MONTGOMERY FUNDS
                         SPECIAL MEETING OF SHAREHOLDERS
                            MONTGOMERY SELECT 50 FUND

                                 March 15, 2000



SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
THE MONTGOMRY FUNDS


         The undersigned hereby appoints Johanne Castro and Keith T. Kirk, and each of them, as proxies of the undersigned, each with the power to appoint a substitute, for the Special Meeting of Shareholders of the Montgomery Select 50 Fund (the "Fund"), a separate series of The Montgomery Funds, to be held on March 15, 2000, at 101 California Street, 35th Floor, San Francisco, California 94111, and at any and all adjournments thereof (the "Meeting"), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on January 31, 2000. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.



         A signed proxy will be voted in favor of the Proposals listed below unless you have specified otherwise. Please sign, date and return this proxy promptly. You may vote only if you held shares in the Fund at the close of business on January 31, 2000. Your signature authorizes the proxies to vote in their discretion on such other business as may properly come before the Meeting including, without limitation, all matters incident to the conduct of the Meeting.


Please vote by filling in the boxes below.


         Proposal 1: To approve a change in the investment objective of the Montgomery Select 50 Fund, which now seeks long-term capital appreciation by investing in a portfolio of 50 securities with approximately equal weighting in five different investment disciplines to instead seek long-term capital appreciation by investing in a concentrated portfolio of 20 to 30, but not fewer than 20, securities.


FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

         Proposal 2: To approve a change of the Fund's sub-classification under the Investment Company Act of 1940, as amended, from a diversified investment company to a non-diversified investment company, and approve the elimination of the Fund's corresponding investment restriction regarding diversification.


FOR [ ]          AGAINST [ ]          ABSTAIN [ ]



Dated:_________________________________________________________________, 2000
         [Shareholder Name]


Dated:_________________________________________________________________, 2000
         [Signature(s) (if held jointly)]


         Please sign exactly as the name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. If shares are held jointly, each shareholder should sign.


--------------------------------------------------------------------------------
Please complete, sign and return this proxy promptly. No postage is required if mailed in the United States. You also may vott by Internet at www.proxyvote.com (just follow the simple instructions once you have logged in) and by telephone by calling (800) 609-6903).
--------------------------------------------------------------------------------